Exhibit 99.1
NEWS RELEASE

Bonanza Creek Provides an Operational Update and 2020 Guidance

DENVER, Colorado – January 28, 2020 /Globe Newswire/ – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today provided preliminary 2019 results and 2020 guidance. The Company has also posted an updated investor presentation to its website.

Highlights for fourth quarter and full year 2019 include:

•Average sales volumes of 24.3 MBoe/d for the fourth quarter 2019; up 37% over fourth quarter 2018
•Average sales volumes of 23.5 MBoe/d for full year 2019; up 48% year-over-year, in the top-quartile of the initial 2019 annual guidance and at the mid-point of the most recent guidance
•Total 2019 capital expenditures are estimated to be $222 million, below the low-end of the most recent guidance of $230 - $240 million and initial guidance of $230 - $255 million
•Lease operating expense of $3.01/boe for the fourth quarter brings the full year 2019 to $2.95/boe, below the low-end of initial 2019 annual guidance and near the mid-point of the most recent guidance
•Rocky Mountain Infrastructure (“RMI”) operating expense of $1.66/boe for the fourth quarter brings full year 2019 to $1.40/boe; at the high-end of the guidance range

Initial 2020 guidance:

•Annual 2020 production guidance of 26.0 – 29.0 MBoe/d, representing 11 - 23% growth over 2019 volumes
•Total 2020 annual capital expenditures are expected to be $215 - $235 million

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, “The Company finished 2019 strong, meeting or beating initial guidance for the year and meaningfully improving key performance measures throughout the year. Average sales volumes in 2019 finished near the high-end of initial guidance and increased 48% over 2018, while capex finished below budget, below guidance, and 19% lower than 2018. Improvements in our cost structure continued through 2019, and we expect total opex and cash G&A to be at or below our initial guidance for the year.”

Greager continued, “We are excited to provide initial guidance and a capital plan for 2020. We expect to deliver production growth of 17% at the mid-point of our guidance range, with capex that is flat to 2019. We continue to work closely with our development partner and remain ready for the start of French Lake drilling in early Q4 2020.”

2020 Guidance

The Company’s 2020 capital plan assumes the continuation of a one-rig (gross) operated program in the Company’s Legacy acreage, and the startup of a one-rig (gross) non-operated program in the Company’s French Lake area in late 2020. Total 2020 capital expenditure guidance of $215 to $235 million compares to full-year 2019 capital expenditures of approximately $222 million.

The Company’s 2020 capital expenditures guidance includes an estimated $20 to $25 million for non-operated capital, which includes approximately $10 to $15 million for French Lake. The budget includes the drilling of 61 gross (44.9 net) wells, completion of 45 gross (35.9 net) wells, and turning to sales of 62 gross (48.5 net) wells. Included in the wells drilled are 15 gross (7.5 net) wells in French Lake. This budget is subject to change due to changes in service costs and non-operated activity, among other factors.

The table below outlines the Company’s guidance for the full year 2020.

2020 Guidance	Low		High
Capital Expenditures ($MM)	$215	--	$235

Production (boe/d)	26,000	--	29,000
% Oil	57-60%

Lease Operating Expenses ($/boe)	$2.75	--	$3.00

RMI Operating Expenses ($/boe)	$1.50	--	$1.85

Cash G&A ($MM)	$29	--	$32

Production Taxes	8%	--	9%

Oil Differential	$4.35	--	$4.85

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” below.

The Company’s expected 2020 RMI operating expenses include a full year of costs associated with the Company’s oil gathering pipeline system. This pipeline system significantly reduces the Company’s use of truck hauling services, reducing truck traffic, emissions, and weather risk while lowering crude oil differentials and improving realized pricing. The Company expects its 2020 oil differential to be in the range of $4.35 to $4.85 per barrel based on an average WTI benchmark range of $50 to $60 per barrel.

Upcoming Events

The Company announced that it is scheduled to release its fourth quarter and full-year 2019 operating and financial results after market close on February 27, 2020 and will host a conference call to discuss these results the following morning at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.bonanzacrk.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	877-793-4362	5589405
Replay	855-859-2056	5589405

The Company also announces that members of the Company’s management will attend and participate at the following conferences:

Credit Suisse 25th Annual Energy Summit
Vail, Colorado
March 1-4, 2020

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2019 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed on November 6, 2019, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com